Exhibit 21.1
PHINIA INC.
Subsidiaries of the Registrant
The following entities are expected to be subsidiaries of PHINIA Inc. upon completion of the separation from BorgWarner Inc. described in the information statement:

Name of Subsidiary	Jurisdiction of Organization
BorgWarner Australia Pty Ltd.	Australia
BorgWarner Industria E Comercio Ltda.	Brazil
BorgWarner PDS Brazil Produtos Automotivos Ltda.	Brazil
BorgWarner Toronto Inc.	Canada
Shanghai BorgWarner Automotive (Group) Co., Ltd.	China
BorgWarner Gasoline System (Yantai) Co., Ltd.	China
BorgWarner Trading (Shanghai) Co., Ltd.	China
BorgWarner (Shanghai) Automobile Fuel Systems Co., Ltd.	China
BorgWarner Fuel Systems (Yantai) Co. Ltd.	China
Delphi Diesel Systems (Yantai) Co., Ltd. - Suzhou Branch	China
Yantai Research and Development Center of BorgWarner Fuel Systems (Yantai) Co., Ltd.	China
BorgWarner France SAS	France
Delphi Powertrain Systems Deutschland GmbH	Germany
Delphi Powertrain Systems Hungary Kft	Hungary
BorgWarner India Private Limited	India
Delphi Powertrain Systems Italia Srl	Italy
BorgWarner Japan Ltd. Co.	Japan
BorgWarner Technologies Korea LLC	Korea
BorgWarner Luxembourg Holdings SARL	Luxembourg
BorgWarner Luxembourg Technologies Holdings SARL	Luxembourg
BorgWarner Luxembourg Operations SARL	Luxembourg
BorgWarner Luxembourg Operations SARL - Mexican Establishment	Luxembourg
BorgWarner Holdfi Holdings SARL	Luxembourg
BorgWarner European Holdings SARL	Luxembourg
BorgWarner Luxembourg Investments SARL	Luxembourg
Delphi Technologies Malta Ltd.	Malta
BorgWarner Mexico, S. de R.L. de C.V.	Mexico
BorgWarner PDS Mexico Holdings, S. de R.L. de C.V.	Mexico
BorgWarner Comercializadora PDS, S. de R.L. de C.V.	Mexico
BorgWarner Componentes PDS, S. de R.L. de C.V.	Mexico
Delphi Netherlands BV	Netherlands
BorgWarner Mexico Holdings (PDS) BV	Netherlands
BorgWarner Mobility Poland Sp. z.o.o.	Poland
BorgWarner Mobility Poland Sp. z.o.o. oddzial Jasionka	Poland
BorgWarner Mobility Poland Sp. z.o.o. oddzial Krakow	Poland
BorgWarner Bucharest Services S.R.L.	Romania
BorgWarner Romania S.R.L.	Romania
D2 Industrial Development and Production S.R.L.	Romania

Joint Stock Company Delphi Samara	Russia
BorgWarner Automotive Systems Singapore Investments Pte. Ltd	Singapore
BorgWarner Singapore Investments Pte. Ltd.	Singapore
PHINIA Delphi Spain SLU	Spain
BorgWarner Otomotiv Sistemleri Sanayi ve Ticaret A.S.	Turkey
BorgWarner Otomotiv Sistemleri Sanayi ve Ticaret A.S. Ege Serbest Bolge Subesi	Turkey
BorgWarner Technologies Limited Jafza Branch	United Arab Emirates
BorgWarner Jersey Limited	United Kingdom
BorgWarner UK Holding and Financing Ltd.	United Kingdom
BorgWarner Kingway Financing LLC	Delaware
BorgWarner UK Management Ltd.	United Kingdom
Delphi Technologies Pension Trustees Ltd.	United Kingdom
BorgWarner UK Financial Operations Ltd.	United Kingdom
BorgWarner APAC Financial Services Ltd.	United Kingdom
BorgWarner UK Financial Services Ltd.	United Kingdom
BorgWarner UK Automotive Operations Ltd.	United Kingdom
Hartridge Ltd.	United Kingdom
Delphi Lockheed Automotive Ltd.	United Kingdom
Delphi Electronics Overseas Company Ltd.	United Kingdom
BorgWarner Technologies Ltd.	United Kingdom
BorgWarner Jersey Holdings LLC	Delaware
PHINIA Anderson NewCo	Delaware
BorgWarner USA LLC	Delaware
PHINIA Technologies Inc.	Delaware
BorgWarner Technologies Services, LLC	Delaware
PHINIA International Holdings LLC	Delaware
BorgWarner PDS (Anderson) LLC	Delaware
BorgWarner Propulsion System LLC	Delaware
BorgWarner International Services, LLC	Delaware
Mobilion Ventures, L.P.*	Delaware
Alliance Friction Technology Private Ltd.*	India
Delphi TVS - Technologies Ltd.*	India
TecAlliance GmbH*	Germany
* The registrant owns less than a 100% equity interest in this joint venture entity.
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